Exhibit 21.1

            List of Subsidiaries of Advanced Technical Products, Inc.


                                                     State or Jurisdiction
               Name of Subsidiary                       of Incorporation
               ------------------                       ----------------

         Technical Products Group, Inc.                     Delaware
         Xcore, Inc.                                        Delaware
         Lincoln Properties, Inc.                           Delaware
         Marion Properties, Inc.                            Delaware
         Deland Properties, Inc.                            Delaware


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